Exhibit 99.1

ADC Announces Proposed Convertible Subordinated Notes Offering
MINNEAPOLIS — December 18, 2007 — ADC Telecommunications, Inc. (NASDAQ: ADCT) announced today its intention to offer, subject to market and other conditions, $200 million in aggregate principal amount of Convertible Subordinated Notes due 2015 and $200 million in aggregate principal amount of Convertible Subordinated Notes due 2017 under an automatically effective shelf registration statement on file with the Securities and Exchange Commission (SEC). ADC also intends to grant the underwriters an option to purchase up to an additional $25 million aggregate principal amount of the notes of each series to cover over-allotments, if any. The notes of each series will be subordinated to existing and future senior indebtedness of ADC.
ADC intends to use approximately $200 million of the net proceeds of the offering to repurchase prior to maturity or repay at maturity in June 2008 the outstanding $200 million aggregate principal amount of its 1% Convertible Subordinated Notes due 2008. Any net proceeds from the offering that are not used to repurchase or repay the 1% Convertible Subordinated Notes due 2008 are expected to be used for general corporate purposes and strategic opportunities, including possible future acquisitions or investments in complementary businesses, technologies or products. ADC may also use a portion of the remaining net proceeds to repurchase prior to maturity or redeem, on or after June 23, 2008, all or a portion of the outstanding $200 million aggregate principal amount of its Floating Rate Convertible Subordinated Notes due 2013.
Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated are acting as joint book-running managers for the offering. J.P. Morgan Securities Inc. and Bear, Stearns & Co. Inc. are acting as co-managers for the offering. A registration statement relating to these securities has been filed with the SEC. Copies of the prospectus can be obtained from Credit Suisse Securities (USA) LLC or Morgan Stanley & Co. Incorporated at the following addresses:
Credit Suisse Securities (USA) LLC
Credit Suisse Securities Prospectus Department
One Madison Avenue
Level 1B
New York, NY 10010
Telephone: 1-800-221-1037
Morgan Stanley & Co. Incorporated
Prospectus Department
180 Varick Street, 2nd Floor
New York, NY 10014
Telephone: 1-866-718-1649
Email: prospectus@morganstanley.com
About ADC
ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC’s innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC has sales into more than 130 countries.

ADC Announces Proposed Convertible Subordinated Notes Offering — Page 2 of 2
This announcement is neither an offer to sell nor a solicitation of an offer to purchase convertible subordinated notes of ADC, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. ADC has filed a registration statement with the SEC with respect to the offering. The registration statement contains a prospectus for the offering and other important information that should be read carefully before any decision is made with respect the offering. The registration statement is available at no charge on the SEC’s web site at www.sec.gov. Investors may obtain copies of the prospectus without charge by requesting them from ADC Investor Relations, P.O. Box 1101, Minneapolis, MN 55440-1101, Telephone: (952) 917-0991.
Cautionary Statement Regarding Forward Looking Information
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include the expectations, plans and prospects for ADC, including whether or not ADC will offer the notes or consummate the offering, the anticipated terms of the notes and the offering and the anticipated use of proceeds of the offering. The statements made by ADC are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include those identified in the section captioned “Risk Factors” in Item 1A of ADC’s Annual Report on Form 10-K for the year ended October 31, 2007, as may be updated in Item 1A of ADC’s subsequent Quarterly Reports on Form 10-Q or other filings ADC makes with the SEC. ADC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
-end-